Form of Exhibit (h)(2)(a)(1)

AMENDMENT NO. 1 TO ADMINISTRATION AGREEMENT BETWEEN
SSGA FUNDS MANAGEMENT, INC.
AND
STATE STREET NAVIGATOR SECURITIES LENDING TRUST

This Amendment No. 1 to the Administration Agreement is dated as of March 8, 2016, by and between State Street Navigator Securities Lending Trust, a Massachusetts business trust (the “Investment Company”), and SSGA Funds Management, Inc., a Massachusetts Corporation (the “Administrator”) (the “Amendment”).

WHEREAS, the Investment Company and the Administrator have entered into an Administration Agreement dated as of June 3, 2015 (the “Agreement”); and

WHEREAS, the Investment Company and the Administrator now desire to amend the Agreement to create four new series of shares under the Amendment as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in the Agreement and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Investment Company and the Administrator hereby agree to amend the Agreement as follows:

1.	Pursuant to Sections 1 and 14 of the Agreement, the Investment Company hereby notifies the Administrator that it has created four new series of shares known as the State Street Navigator Securities Lending Prime Portfolio II, the State Street Navigator Securities Lending Prime Portfolio III, the State Street Navigator Securities Lending Prime Portfolio IV and the State Street Navigator Securities Lending Prime Portfolio V.

2.	Pursuant to Sections 1 and 14 of the Agreement, the Investment Company hereby notifies the Administrator that it has terminated two portfolio series known as the State Street Navigator Securities Lending Government Portfolio and the State Street Navigator Securities Lending Short-Term Bond Portfolio.

3.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

4.	All other terms and conditions of the Agreement remain in full force and effect except as they may be modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

Attest:	STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:	By:
Name:
Title:

Attest:	SSGA FUNDS MANAGEMENT, INC.

By:	By:
Name:
Title:

ADMINISTRATION AGREEMENT
SCHEDULE A
Listing of Fund(s)

State Street Navigator Securities Lending MET Portfolio
State Street Navigator Securities Lending TIAA CREF Short-Term Lending Portfolio
State Street Navigator Securities Lending Prime Portfolio
State Street Navigator Securities Lending Prime Portfolio II
State Street Navigator Securities Lending Prime Portfolio III
State Street Navigator Securities Lending Prime Portfolio IV
State Street Navigator Securities Lending Prime Portfolio V